Exhibit 10.1
ESCROW AGREEMENT

ESCROW AGREEMENT dated as of this 30th day of June, 2013 (this “Agreement”), by and among SOURCE FINANCIAL, INC., a Delaware corporation (“Source”), MARCO GARIBALDI (“Garibaldi”), EDWARD DEFEUDIS (“DeFeudis”), and Eaton & Van Winkle LLP, 3 Park Avenue, New York, New York 10016 (the “Agent”).

Preliminary Statement

Source, Moneytech Limited, an Australian company (“Moneytech”), Garibaldi, DeFeudis, Hugh Evans and the shareholders of Moneytech have entered into a Share Exchange Agreement dated as of May 30, 2013 (the “Exchange Agreement”) pursuant to which Source is to acquire all of the outstanding shares of Moneytech from the shareholders of Moneytech in exchange for a total of 5,300,000 shares of the common stock of Source (the “Source Common Stock”), on the terms and subject to the conditions set forth in the Exchange Agreement (the ”Share Exchange”).

Garibaldi is the Chairman of the Source Board of Directors and DeFeudis is the Chief Executive Officer of Source.

In connection with the Share Exchange, Source agreed to cause the formation of WikiTechnologies, Inc., a Delaware corporation (“Wiki Sub”), and contribute to Wiki Sub no later than the consummation of the Share Exchange, the assets comprising the Source Business and Wiki Sub would assume all of the liabilities of Source, including the obligations of the Source Business, in exchange for 900 shares of the common stock of Wiki Sub.

As a condition to the Share Exchange, Garibaldi has agreed to deposit in escrow with the Agent 1,120,000 shares of Source Common Stock (the “Garibaldi Shares”), DeFeudis has agreed to deposit in escrow with the Agent 1,120,000 shares of Source Common Stock (the “DeFeudis Shares”) and Source   has agreed to deposit in escrow with the Agent 1,000 shares of the common stock of Wiki Sub, representing all of the outstanding shares of Wiki Sub (the “Wiki Sub Shares,” and together with the Garibaldi Shares and the DeFeudis Shares, the “Escrow Shares”), on the terms and subject to the conditions set forth in this Agreement.

Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Exchange Agreement.

In consideration of the foregoing and intending to be legally bound, the parties agree as follows:

1.           Appointment of Agent.  Source, Garibaldi and DeFeudis hereby appoint the Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Agent hereby accepts such appointment.  Source, Garibaldi and DeFeudis understand and acknowledge that the Agent has served as counsel to Moneytech in connection with the Share Exchange.

2.           Deposit of Escrow Shares.   Concurrently with the execution of this Agreement, (x) Garibaldi has deposited with the Agent one or more certificates evidencing the Garibaldi Shares, with stock powers executed in blank Medallion guaranteed, (y) DeFeudis has deposited with the Agent one or more certificates evidencing the DeFeudis Shares, with stock powers executed in blank Medallion guaranteed, and (z) Source has deposited with the Agent one or more certificates evidencing the Wiki Sub Shares, with stock powers executed in blank, together with a letter of instructions (the “Instruction Letter”) to Standard Registrar & Transfer Company, Inc., transfer agent for the Source Common Stock (the “Transfer Agent”), directing the cancellation of the Garibaldi Shares and the DeFeudis Shares (”). The Agent will hold the Escrow Shares on the terms and subject to the conditions set forth in this Agreement. Garibaldi may vote the Garibaldi Shares and DeFeudis may vote the DeFeudis Shares as long as they are held in escrow under this Agreement.

3.           Release of Escrow. The Agent shall retain the Escrow Shares and shall not distribute them until it is determined in accordance with Section 4.3 of the Exchange Agreement and the provisions of this Section 3 whether or not Wiki Sub has achieved the Benchmarks during the Earn-Out Period.

3.1         Upon receipt of a written notice (“GD Direction Notice”) from Garibaldi and DeFeudis stating that Wiki Sub has achieved the Benchmarks, or that the Board of Directors of Source has entered into an agreement to sell or merge Wiki Sub with another entity or to dispose of the assets of Wiki Sub, or has taken any other action to compromise the ability of Wiki Sub to meet the Financial Goals, the Agent will promptly deliver a copy of the GD Direction Notice to Wiki Parent.

3.2         Upon receipt of a written notice from Source stating that the Benchmarks have not been achieved and that no further extensions of the Earn-Out Period are required or have been granted in accordance with the terms of section 4.3 of the Exchange Agreement (a “Source Notice”), the Agent will promptly deliver a copy of the Source Notice to Garibaldi and DeFeudis.

3.3         If within twenty (20) days of the Agent’s receipt of a GD Direction Notice the Agent has not received from or on behalf of Source a Source Notice or other notice in which Source disputes the statements of Garibaldi and DeFeudis in the GD Direction Notice (a “Source Objection Notice”), the Agent shall deliver the certificates evidencing the Garibaldi Shares to Garibaldi, the certificates evidencing the DeFeudis Shares to DeFeudis, and the certificates evidencing the Wiki Sub Shares to Wiki Parent.

3.4         If within twenty (20) days of the Agent’s receipt of a Default Notice the Agent has not received from or on behalf of Garibaldi and DeFeudis a notice (a “GD Objection Notice”) in which Garibaldi and DeFeudis dispute the statements of Source in the Source Notice, then the Agent shall deliver to (i) the Transfer Agent, the certificates evidencing the Garibaldi Shares and the DeFeudis Shares, together with the Instruction Letter. and to (ii) Source, the certificates evidencing the Wiki Sub Shares. s.

3.5         If the Agent receives (i) a GD Direction Notice and a Source Objection Notice within the period set forth in Section 3.3, or (ii) a Source Notice and a GD Objection Notice within the period set forth in Section 3.4 (giving rise in the case of (i) or (ii) to a controversy or dispute, hereinafter referred to as a “Dispute”), the Agent shall continue to hold the Escrow Shares until final resolution of the Dispute.  A final resolution of the Dispute shall occur if (x) a written agreement is reached between Source, on the one hand, and Garibaldi and DeFeudis, on the other hand, with respect to Dispute directing the disposition and delivery of the Escrow Shares; or (y) a final, non appealable determination of a court of competent jurisdiction.  Upon final resolution of the Dispute, and upon receipt by the Agent of evidence of such resolution, the Agent shall deliver the Escrow Shares in accordance with such resolution.

3.6         Upon receipt of a written notice from Source that its Board of Directors has authorized the delivery of the Wiki Sub Shares to Source, the Garibaldi Shares to Garibaldi and the DeFeudis Shares to DeFeudis, even though the Benchmarks have not been attained, the Agent shall deliver the certificates evidencing the Wiki Sub Shares to Source, the certificates evidencing the Garibaldi Shares to Garibaldi, and the certificates evidencing the DeFeudis Shares to DeFeudis.

3.7.        Any claim or Dispute between Source, on the one hand, and Garibaldi and DeFeudis, on the other hand, as to their entitlement to the Escrow Shares shall be resolved in an action, suit or proceeding commenced in the courts of the State of New York located in New York County or the United States District Court for the Southern District of New York.

4.             Exculpation and Indemnification of Agent

4.1         The Agent shall have no duties or responsibilities other than those expressly set forth herein.  The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act.  The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document.  Except for amendments to this agreement referred to below, and except for instructions given to the Agent by Source, on the one hand, and Garibaldi and DeFeudis, on the other hand, relating to the Escrow Shares under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references hereto may be made herein and whether or not he has knowledge thereof.

4.2         The Agent shall not be liable to Source, Garibaldi, DeFeudis, or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment.  The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons.  The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto.

4.3         The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement.  The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof.

4.4         The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

4.5         In the event the Agent shall be uncertain as to its duties or rights hereunder, or shall receive instructions from any party hereto with respect to whether or not the Benchmarks have been achieved, or as to the disposition or delivery of the Escrow Shares, which, in its opinion, are in conflict with any of the provisions of this agreement, it shall be entitled to refrain from taking any action until such time as there has been a final determination of the rights of Source, on the one hand, and Garibaldi and DeFeudis, on the other hand, with respect to the Escrow Shares, or alternatively, it may deposit the Escrow Shares with a court of competent jurisdiction in an interpleader action. For purposes of this Section 4.5, there shall be deemed to have been a final determination of the rights of Source, on the one hand, and Garibaldi and DeFeudis, on the other hand, with respect to the Escrow Shares at such time as the Escrow Agent shall receive joint written instructions from Source, on the one hand, and Garibaldi and DeFeudis, on the other hand, or a copy of a final judgment rendered by a court of competent jurisdiction which is not subject to appeal.

4.6         Source, on the one hand, and Garibaldi and DeFeudis, on the other hand, each agree to defend, indemnify and hold the Agent harmless from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, or the Escrow Shares held by it hereunder.  The Agent shall have a lien for the amount of any such expenses or loss on the Escrow Shares held by it hereunder.  Promptly after the receipt of the Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against Source, on the one hand, and Garibaldi and DeFeudis, on the other hand, (each, a “Party”), notify the Party thereof in writing, but the failure by the Agent to give such notice shall not relieve the Party from any liability which the Party may have to the Agent hereunder.

4.7         For the purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5.             Termination of Agreement and Resignation of Agent

5.1         This Agreement shall terminate on the final disposition of the property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Section 4 shall survive the termination hereof.

5.2         The Agent may resign at any time and be discharged from his duties as Agent hereunder by giving the Parties at least 30 days’ prior written notice thereof.  As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the Parties the Escrow Shares held hereunder upon presentation of the document appointing the successor escrow agent and its acceptance thereof.  If a successor escrow agent has not been so appointed within the 60-day period following such notice of resignation, the Agent may deposit the Escrow Shares with any court it deems appropriate.

6.             Miscellaneous

6.1         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.  The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any Party.  The headings in this agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

6.2         Each of the Parties hereby irrevocably consents to the jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York in connection with any action, suit or other proceeding arising out of or relating to this agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to the Parties at their respective addresses for purposes of notices hereunder.

6.3          All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first-class mail, certified or registered with postage prepaid, or by facsimile or electronic mail with receipt confirmed, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

If to Source:

c/o Moneytech Limited
Level6/97 Pacific Highway
North Sydney NSW 2060
Australia
Attn: Hugh Evans, CEO

With a copy to (which shall not constitute notice):

Eaton & Van Winkle LLP
3 Park Avenue 16 Floor
New York, New York 10016
Attn: Vince McGill, Esq.

If to Garibaldi or DeFeudis:

c/o Wiki Technologies, Inc.
1093 Broxton Avenue Suite 210
Los Angeles, CA 90024
Attn:  Edward C. DeFeudis, CEO

With a copy to (which shall not constitute notice):

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07728
Attn: Gregg E. Jaclin, Esq.

If to the Agent:

Eaton & Van Winkle, LLP
Three Park Avenue, 16th Floor
New York, NY 10016
Attention: Vincent J. McGill, Esq.
Telephone: (212) 779-9910
Facsimile:  (212) 779-9928
E-mail: vmcgill@evw.com

6.4           This Agreement and the rights and obligations of the Parties hereunder may not be assigned.  This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business.  This Agreement shall be binding upon and inure to the benefit of each Party’s respective successors, heirs and permitted assigns.  No other person shall acquire or have any rights under or by virtue of this Agreement.  This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent, and each of the Parties. This Agreement is intended to be for the sole benefit of the Parties hereto, and (subject to the provisions of this Section 6.4) their respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

6.5           From time to time on and after the date hereof, the Parties shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

6.6           This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted.  The terms “hereby,” “hereof,” “hereto,” “hereunder,” and any similar terms, as used in this agreement, refer to the agreement in its entirety and not only to the particular portion of this agreement where the term is used.  The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity.  All words or terms used in this agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  This agreement shall not be admissible in evidence to construe the provisions of any prior agreement.  The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

6.7           This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

IN WITNESS WHEREOF, the parties have executed and delivered this agreement on the day and year first above written.

Source Financial, Inc.

		By:	/s/ Edward DeFeudis
Name: Edward DeFeudis
Title: Chief Executive Officer

/s/ Marco Garibaldi
Marco Garibaldi

Edward DeFeudis

Eaton & Van Winkle LLP, as Escrow Agent:

By:	/s/ Vincent J. McGill
Vincent J. McGill
Partner